SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2003

PLUMAS BANCORP
(Exact Name of Registrant as Specified in its Charter)

California	333-84534	75-2987076
(State or Other Jurisdiction	Commission File	(I.R.S. Employer
of Incorporation)	Number	Identification No.)

35 S. Lindan Avenue, Quincy, California	95971
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (530) 283-7305

(Former name or former address, if changed since last report N/A

Item 5. Other Events

(a)	PRESS RELEASES. On February 7, 2003, Plumas Bancorp issued a press release announcing the filing of a regulatory application to open a new Bank branch. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(b)	Exhibits

Exhibit 99.1.	Press Release dated February 7, 2003 announcing the filing of a regulatory application to open a new Bank branch.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Plumas Bancorp has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PLUMAS BANCORP

Date: February 7, 2003	By:	/s/ William E. Elliott

William E. Elliott
Chief Executive Officer

2

EXHIBITS

99.1.	Press Release dated February 7, 2003 announcing the filing of a regulatory application to open a new Bank branch.

3